Exhibit 10.1

Execution Copy

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

BETWEEN

EDGAR ONLINE, INC.

AND

THE PURCHASERS LISTED ON THE SIGNATURE PAGES HERETO

DATED AS OF JUNE 23, 2010

SERIES C PREFERRED STOCK PURCHASE AGREEMENT

This SERIES C PREFERRED STOCK PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 23rd day of June, 2010 by and among EDGAR Online, Inc., a Delaware corporation (the “Company”) and the purchasers listed on the signature pages hereto (each, a “Purchaser” and, collectively, the “Purchasers”). Certain terms used and not otherwise defined in the text of this Agreement are defined in Section 10 hereof.

W I T N E S S E T H

WHEREAS, this Agreement is being entered into in connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated as of June 23, 2010, by and among the Company, UBM Acquisition Corp., a Washington corporation and a wholly owned subsidiary of the Company, and UBMatrix, Inc., a Washington corporation (the “Merger Agreement”), and all capitalized terms used by not defined herein shall have the meanings assigned to such terms in the Merger Agreement; and

WHEREAS, the Company desires to issue and to sell to the Purchasers, and the Purchasers desire to purchase from the Company, the shares of Series C Preferred Stock set forth opposite the name of each Purchaser on Schedule I attached hereto in the column Shares Purchased, all in accordance with the terms and provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants herein contained, the parties hereto, intending to be bound, hereby agree as follows:

1. Authorization of Securities. The Company has authorized the issuance and sale of up to 12,637 shares of its Series C Convertible Preferred Stock, par value $0.01 per share (“Series C Preferred Stock”), which will be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), and which will have the rights, preferences and privileges set forth in the form of Certificate of Designation attached hereto as Exhibit A (the “Certificate of Designation”). The shares of Common Stock into which the Series C Preferred Stock is convertible are sometimes referred to herein as the “Conversion Shares” and the shares of Series C Preferred Stock and the Conversion Shares are sometimes referred to herein collectively as the “Securities”

2. Sale and Purchase of the Series C Preferred Stock. Upon the terms and subject to the conditions herein contained, the Company agrees to sell to each Purchaser, and each Purchaser agrees to purchase from the Company, at the Closing, the number of shares of Series C Preferred Stock set forth opposite the name of such Purchaser in the column “Shares Purchased” opposite the Purchaser’s name on Schedule I attached hereto, for an aggregate purchase price equal to the amount set forth opposite the name of such Purchaser in the column “Consideration” opposite the Purchaser’s name on Schedule I attached hereto (the “Purchase Price”), which shall be paid in cash.

3. Closing; Payment of Purchase Price; Use of Proceeds.

3.1. Closing. The closing (the “Closing”) with respect to the transaction contemplated in Section 2 hereof shall take place at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, PA simultaneously with the closing of the Merger, or at such other time and place as the Company and the Purchasers may agree (the “Closing Date”). At the Closing, the Company shall deliver to each Purchaser a certificate representing the Series C Preferred Stock which such Purchaser is purchasing at the Closing as set forth on Schedule I attached hereto, registered in the name of such Purchaser, against delivery to the Company by such Purchaser of a wire transfer or check in the amount of the Purchase Price therefor.

3.2. Use of Proceeds. The Company shall use the proceeds from the sale of Series C Preferred Stock hereunder for general corporate purposes.

4. Representations and Warranties of the Purchasers; Register of Securities; Restrictions on Transfer. Each Purchaser represents and warrants to the Company, solely and specifically as it relates to such Purchaser, as follows:

4.1. Organization. The Purchaser is duly formed or organized, validly existing and in good standing under the laws of its jurisdiction of organization or formation, and has all requisite corporate, limited liability company, partnership or trust (as the case may be) power and authority to enter into this Agreement and the other Transaction Documents and instruments referred to herein to which it is a party and to consummate the transactions contemplated hereby and thereby.

4.2. Validity. The execution, delivery and performance of this Agreement and the other Transaction Documents and instruments referred to herein, in each case to which the Purchaser is a party, and the consummation by the Purchaser of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been duly executed and delivered by the Purchaser, and the other Transaction Documents and instruments referred to herein to which it is a party will be duly executed and delivered by the Purchaser, and each such agreement constitutes or will constitute a valid and binding obligation of the Purchaser enforceable against it in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

4.3. Brokers. There is no broker, investment banker, financial advisor, finder or other person which has been retained by or is authorized to act on behalf of the Purchaser who might be entitled to any fee or commission for which the Company will be liable in connection with the execution of this Agreement and the consummation of the transactions contemplated hereby.

4.4. Investment Representations and Warranties. The Purchaser understands that the offering and sale of the Securities have not been registered under the Securities Act and are being made in reliance upon federal and state exemptions for transactions not involving a public offering which depend upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser acknowledges that, except as set forth in the Investor Rights Agreement, the Company has no obligation to register or qualify the Securities for resale.

4.5. Acquisition for Own Account. The Purchaser is acquiring the Securities for its own account for investment and not with a view toward distribution in a manner which would violate the Securities Act.

4.6. Ability to Protect Its Own Interests and Bear Economic Risks. The Purchaser, by reason of the business and financial experience of its management, has the capacity to protect its own interests in connection with the transactions contemplated by this Agreement and the other Transaction Documents. The Purchaser is able to bear the economic risk of an investment in the Securities and is able to sustain a loss of all of its investment in the Securities without economic hardship if such a loss should occur.

4.7. Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act.

4.8. Access to Information. The Purchaser has been given access to all Company documents, records, and other information, and has had adequate opportunity to ask questions of, and receive answers from, the Company’s officers, employees, agents, accountants, and representatives concerning the Company’s business, operations, financial condition, assets, liabilities, and all other matters relevant to its investment in the Securities. The representations of the Purchaser contained in this Section 4.8 shall not affect the ability of the Purchaser to rely on the representations and warranties made by the Company pursuant to Section 5 of this Agreement.

4.9. Restricted Securities.

(a) The Purchaser understands that the Securities will be characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Securities may be resold without registration under the Securities Act only in certain limited circumstances.

(b) The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act and under applicable state securities laws or an exemption from such registration is available.

(c) The Purchaser is aware of the provisions of Rule 144 under the Securities Act which permit limited resale of securities purchased in a private placement.

4.10. Residence. The office or offices of the Purchaser in which its investment decision was made, and which is its principal place of business, in the case of a corporation, limited liability company, partnership or other entity, or is its residence, in the case of an individual, is located at the address or addresses of the Purchaser set forth on Schedule I hereto.

5. Representations and Warranties by the Company. The Company represents and warrants to the Purchasers that the statements contained in Section 6 of the Merger Agreement regarding Acquiror are complete and accurate as of the date of this Agreement as if stated herein in their entireties, subject to the same exceptions and qualifications as are described in the introductory paragraph to said Section 6.

6. Conditions of Parties’ Obligations.

6.1. Conditions of the Purchasers’ Obligations. The obligations of each Purchaser to purchase the shares of Series C Preferred Stock set forth on Schedule I attached hereto at the Closing are subject to the fulfillment prior to the Closing Date of all of the following conditions, any of which may be waived in whole or in part by such Purchaser in its absolute discretion.

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement and in any certificate, if any, or other writing, if any, delivered by the Company pursuant hereto shall be true and correct in all material respects on and as of the Closing Date except those representations and warranties qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects, with the same effect as though such representations and warranties had been made on and as of the Closing Date.

(b) Performance. The Company shall have performed and complied in all material respects with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with it on or before the Closing.

(c) Certificate of Designation. Prior to the Closing, (i) the Certificate of Designation shall have been filed with the Secretary of State of the State of Delaware, and (ii) the Purchaser shall have received confirmation from the Secretary of State of the State of Delaware reasonably satisfactory to it that such filing has occurred.

(d) Qualification Under State Securities Laws. All registrations, qualifications, permits and approvals, if any, required to be obtained prior to the Closing under applicable state securities laws shall have been obtained for the lawful execution, delivery and performance of this Agreement or the other Transaction Documents, including, without limitation, the offer and sale of the Securities.

(e) Investor Rights Agreement. The Investor Rights Agreement shall have been executed and delivered by (i) the Company and (ii) the Purchaser.

(f) Stockholder Approval. The Company shall have obtained any approval required on the part of the stockholders of the Company in connection with the execution and delivery by the Company of the Certificate of Designation, this Agreement and the other Transaction Documents and the consummation of the transactions to be performed by the Company contemplated by the Transaction Documents.

(g) Closing of the Merger. The Merger shall have been consummated.

(h) Supporting Documents. The Purchaser at the Closing shall have received the following:

(1) A good standing certificate of the Company;

(2) The legal opinion from Morgan, Lewis & Bockius LLP contemplated by Section 7.2(g) of the Merger Agreement;

(3) Copies of resolutions of the Board of Directors of the Company (the “Board”), certified by the Secretary of the Company, authorizing and approving the filing of the Certificate of Designation, the execution, delivery and performance of the Transaction Documents and all other documents and instruments to be delivered pursuant hereto and thereto;

(4) Copy of the Amended and Restated Certificate of Incorporation and By-laws of the Company, certified by the Secretary of the Company; and

(5) A certificate of incumbency executed by the Secretary of the Company (A) certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraphs (3) and (4) above and (B) further certifying that the Certificate of Designation delivered to the Purchaser at the time of the execution of this Agreement has been validly adopted and has not been amended or modified.

(i) Consents and Waivers. The Company shall have obtained all consents or waivers necessary to execute and perform its obligations under the Certificate of Designation, this Agreement and the other Transaction Documents, to issue the Series C Preferred Stock and the Conversion Shares, and to carry out the transactions contemplated hereby and thereby. All corporate and other action and governmental filings necessary to effectuate the terms of the Certificate of Designation, this Agreement, the other Transaction Documents, the Series C Preferred Stock and the Conversion Shares, and other agreements and instruments executed and delivered by the Company in connection herewith shall have been made or taken.

(j) Compliance Certificate. The Company shall have delivered to the Purchaser a Compliance Certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date to the effect that the conditions specified in subsections (a), (b), (c)(i), (e)(i), (f), (g) and (i) of this Section 6.1 have been satisfied.

6.2. Conditions of the Company’s Obligations. The obligations of the Company under Section 2 hereof are subject to the fulfillment prior to or on the Closing Date of all of the following conditions, any of which may be waived in whole or in part by the Company.

(a) Covenants; Representations and Warranties. (i) The Purchaser at the Closing Date shall have performed in all material respects all of its obligations and conditions hereunder required to be performed or complied by it at or prior to the Closing Date and (ii) the representations and warranties of the Purchaser at the Closing Date contained in this Agreement shall be true and correct in all material respects at and as of the Closing Date as if made at and as of the Closing Date (except to the extent expressly made as of an earlier date, in which case as of such earlier date).

(b) Investor Rights Agreement. The Purchaser shall have executed and delivered the Investor Rights Agreement.

(c) Closing of the Merger. The Merger shall have been consummated.

6.3. Conditions of Each Party’s Obligations. The respective obligations of each party to consummate the transactions at the Closing contemplated hereunder are subject to the parties being reasonably satisfied as to the absence of (a) litigation challenging or seeking damages in connection with the transactions contemplated by this Agreement, any of the Transaction Documents or the Certificate of Designation, in which there has been issued any order or injunction delaying or preventing the consummation of the transactions contemplated hereby, and (b) any statute, rule, regulation, injunction, order or decree, enacted, enforced, promulgated, entered, issued or deemed applicable to this Agreement or the transactions contemplated hereby by any court, government or governmental authority or agency or legislative body, domestic, foreign or supranational prohibiting or enjoining the transactions contemplated by this Agreement.

7. Covenants.

7.1. Reporting Requirements; Access to Records. As long as the Purchasers collectively hold at least fifty percent (50%) of the Series C Preferred Stock purchased by them hereunder (and/or Common Stock issued upon conversion thereof, calculated on a Series C Preferred Stock equivalent basis) and the Company remains subject to the requirements of the Exchange Act, the Company covenants to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. The Company further agrees to make available to the Purchasers as long as the Purchasers collectively hold at least fifty percent (50%) of the Series C Preferred Stock purchased by them hereunder (and/or Common Stock issued upon conversion thereof, calculated on a Series C Preferred Stock equivalent basis) (i) such information as the Company is required to file or furnish to the Commission, within the time periods required by applicable law and regulations for filing or furnishing such information with the Commission, (ii) such information as it furnishes to its other shareholders as a class, (iii) unless otherwise requested by the Purchaser, such information as it furnishes to its Board and committee members, and (iv) reasonable access during normal business hours, upon reasonable advance notice, to all of the books, records and properties of the Company and its Subsidiaries, if any, and to all officers and employees of the Company and such Subsidiaries (which access shall be given to the Purchaser’s respective officers, employees, advisors, counsel and other authorized representatives).

7.2. Integration. The Company shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Series C Preferred Stock in a manner that would require the registration under the Securities Act of the sale of the Series C Preferred Stock to the Purchaser or that would be integrated with the offer or sale of the Series C Preferred Stock for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

7.3. Securities Laws Disclosure; Publicity. The Company shall, by 8:30 a.m. (New York City time) on the fourth business day immediately following the date hereof, file with the Commission a Current Report on Form 8-K, disclosing the material terms of the transactions contemplated hereby and filing the Transaction Documents as exhibits thereto. The Company and the Purchaser shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor the Purchaser shall issue any such press release or otherwise make any such public statement without the prior consent of the Company, with respect to any press release of the Purchaser, or without the prior consent of the Purchaser, with respect to any press release of the Company, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not include the name of the Purchaser in any filing with the Commission or any regulatory agency or Trading Market, without the prior written consent of the Purchaser, except (i) as required by federal securities law in connection with (A) any registration statement contemplated by the Investor Rights Agreement, (B) the Current Report on Form 8-K required by this Section 7.3, (C) any filing required by the Commission and (D) the filing of final Transaction Documents (including signature pages thereto) with the Commission and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Company shall provide the Purchaser with prior notice of such disclosure permitted under this clause (ii).

7.4. Reservation of Common Stock. As of the Closing Date hereof, the Company will have reserved, and the Company shall thereafter continue to reserve and keep available at all times, free of preemptive rights, a sufficient number of shares of Common Stock for the purpose of enabling the Company to issue shares of Common Stock upon conversion of the Series C Preferred Stock.

7.5. Listing of Common Stock. The Company hereby agrees to use best efforts to maintain the listing of the Common Stock on a Trading Market. The Company will take all action reasonably necessary to continue the listing and trading of its Common Stock on a Trading Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Trading Market.

7.6. Filings. The Company shall make all filings with the Commission and its Trading Markets as required by the transactions contemplated hereby.

8. Transfer Restrictions; Restrictive Legend.

8.1. Transfer Restrictions. The Purchaser understands that the Company may, as a condition to the transfer of any of the Securities, require that the request for transfer be accompanied by an opinion of counsel reasonably satisfactory to the Company, to the effect that the proposed transfer does not result in a violation of the Securities Act, unless such transfer is covered by an effective registration statement or by Rule 144 or Rule 144A under the Securities Act; provided, however, that an opinion of counsel shall not be required for a transfer by the Purchaser that is (A) a partnership transferring all of the assets owned by it to its partners or former partners pro rata in accordance with partnership interests, (B) a corporation transferring to a wholly owned subsidiary or a parent corporation that owns all of the capital stock of the Purchaser, (C) a limited liability company transferring all of the assets owned by it to its members or former members pro rata in accordance with their interest in the limited liability company, (D) an individual transferring to the Purchaser’s family member or trust for the benefit of the Purchaser, or (E) transferring its Securities to any Affiliate of the Purchaser, in the case of an institutional investor, or other Person under common management with the Purchaser; and provided, further, that the transferee in each case agrees to be subject to the restrictions in this Section 8. It is understood that the certificates evidencing the Securities may bear substantially the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A OF SUCH ACT.”

8.2. Unlegended Certificates. The Company shall be obligated to promptly reissue unlegended certificates upon the request of any holder thereof at such time as the holding period under Rule 144 or another applicable exemption from the registration requirements of the Securities Act has been satisfied. The Company is entitled to request from any holder requesting unlegended certificates under the foregoing sentence an opinion of counsel reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

9. Registration, Transfer and Substitution of Certificates for Securities.

9.1. Stock Register; Ownership of Securities. The Company will keep at its principal office a register in which the Company will provide for the registration of transfers of the Securities. The Company may treat the Person in whose name any of the Securities are registered on such register as the owner thereof and the Company shall not be affected by any notice to the contrary. All references in this Agreement to a “holder” of any Securities shall mean the Person in whose name such Securities are at the time registered on such register.

9.2. Replacement of Certificates. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any certificate representing Securities, and, in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Company or, in the case of any such mutilation, upon surrender of such certificate for cancellation at the office of the Company maintained pursuant to Section 9.1 hereof, the Company at its expense will execute and deliver, in lieu thereof, a new certificate representing Securities of like tenor.

10. Definitions. Unless the context otherwise requires, the terms defined in this Section 10 shall have the meanings specified for all purposes of this Agreement.

Except as otherwise expressly provided, all accounting terms used in this Agreement, whether or not defined in this Section 10, shall be construed in accordance with GAAP. If and so long as the Company has one or more Subsidiaries, such accounting terms shall be determined on a consolidated basis for the Company and each of its Subsidiaries, and the financial statements and other financial information to be furnished by the Company pursuant to this Agreement shall be consolidated and presented with consolidating financial statements of the Company and each of its Subsidiaries.

“Affiliate” shall have the meaning ascribed to such term in Rule 12b-2 of the General Rules and Regulations under the Exchange Act; provided, that with respect to any Purchaser that is a venture capital or private equity investor, the term Affiliate shall also be deemed to include any Person under common management with such Purchaser.

“Agreement” has the meaning assigned to it in the introductory paragraph hereof.

“Board” has the meaning assigned to it in Section 6.1(h)(3) hereof.

“Certificate of Designation” has the meaning assigned to it in Section 1 hereof.

“Closing” has the meaning assigned to it in Section 3.1 hereof.

“Closing Date” has the meaning assigned to it in Section 3.1 hereof.

“Commission” means the Securities and Exchange Commission.

“Common Stock” has the meaning assigned to it in Section 1 hereof.

“Company” has the meaning assigned to it in the introductory paragraph hereof.

“Conversion Shares” has the meaning assigned to it in Section 1 hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“GAAP” means U.S. generally accepted accounting principles consistently applied.

“Investor Rights Agreement” means an agreement, substantially in the form of the Investor Rights Agreement, dated as of January 28, 2010, by and among the Company and the Purchasers (as defined therein), which is amended and restated to make the Purchasers under this Agreement party thereto, with rights substantially the same as the Purchasers (as defined therein).

“Material Adverse Effect” means (i) any material adverse effect on the issuance or validity of the Securities or the transactions contemplated hereby or the enforceability or validity of the Certificate of Designation or on the ability of the Company to perform its obligations under this Agreement and the other Transaction Documents or (ii) any material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, business or operations of the Company and its Subsidiaries, taken as a whole.

“Person” means and includes all natural persons, corporations, business trusts, associations, companies, partnerships, joint ventures, limited liability companies and other entities and governments and agencies and political subdivisions.

“Purchase Price” has the meaning assigned to it in Section 2 hereof.

“Purchaser” has the meaning assigned to it in the introductory paragraph of this Agreement and shall include any Affiliates of the Purchaser.

“Securities” has the meaning assigned to it in Section 1 hereof.

“Securities Act” or “Act” means the Securities Act of 1933, as amended.

“Series C Preferred Stock” has the meaning assigned to such term in Section 1 hereof.

“Trading Market” means the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the American Stock Exchange, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board.

“Transaction Documents” means this Agreement and the Investor Rights Agreement.

11. Enforcement.

11.1. Cumulative Remedies. None of the rights, powers or remedies conferred upon the Purchaser on the one hand or the Company on the other hand shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to every other right, power or remedy, whether conferred by this Agreement, any of the other Transaction Documents or the Certificate of Designation or now or hereafter available at law, in equity, by statute or otherwise. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

11.2. No Implied Waiver. Except as expressly provided in this Agreement, no course of dealing between the Company and the Purchaser or any other holder of shares of Series C Preferred Stock and no delay in exercising any such right, power or remedy conferred hereby or by the Certificate of Designation, or by any of the other Transaction Documents or now or hereafter existing at law in equity, by statute or otherwise, shall operate as a waiver of, or otherwise prejudice, any such right, power or remedy.

12. Confidentiality. Except as otherwise agreed in writing by the Company, the Purchaser agrees that it will use reasonable care to keep confidential and not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of the Transaction Documents (including notice of the Company’s intention to file a registration statement), unless such confidential information (a) is known or becomes known to the public in general (other than as a result of a breach of this Section 12 by the Purchaser), (b) is or has been independently developed or conceived by the Purchaser without use of the Company’s confidential information, (c) is or has been made known or disclosed to the Purchaser by a third party without a breach of any obligation of confidentiality such third party may have to the Company or (d) was known to the Purchaser prior to disclosure to the Purchaser by the Company; provided, however, that the Purchaser may disclose confidential information (i) to its attorneys, accountants, consultants, and other professionals to the extent necessary to obtain their services in connection with monitoring its investment in the Company; (ii) to any prospective purchaser of any Securities from the Purchaser, if such prospective purchaser agrees to be bound by the provisions of this Section 12; (iii) to any Affiliate, partner, member, stockholder or advisor of the Purchaser in the ordinary course of business, provided that the Purchaser informs such person that such information is confidential and directs such person to maintain the confidentiality of such information; or (iv) as may otherwise be required by law, provided that the Purchaser promptly notifies the Company of such disclosure and, if requested by the Company, reasonably cooperates with the Company at the Company’s expense to minimize the extent of any such required disclosure. Notwithstanding anything to the contrary herein, the confidentiality obligations of this Section 12 shall survive the termination of this Agreement.

13. Miscellaneous.

13.1. Waivers and Amendments. Upon the approval of the Company and the written consent of the Purchaser, the obligations of the Company and the rights of the Purchaser under this Agreement may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely). Neither this Agreement, nor any provision hereof, may be changed, waived, discharged or terminated orally or by course of dealing, but only by an instrument in writing.

13.2. Notices. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Purchaser at its address set forth on Schedule I hereto.

with a copy to:

Fenwick & West LLP

Silicon Valley Center

801 California Street

Mountain View, CA

Attention: Cynthia C. Hess, Esquire and

Andrew Y. Luh, Esquire

Facsimile No.: (650) 938-5200

If to the Company:

EDGAR Online, Inc.

50 Washington Street

Norwalk, Connecticut 06854

Attention: Chief Executive Officer

Facsimile No.: 212-457-8222

with a copy to:

Morgan, Lewis & Bockius LLP

1701 Market Street

Philadelphia, PA 19103

Attention: Justin W. Chairman

Facsimile No: (215) 963-5001

or at such other address as the Company or the Purchaser each may specify by written notice to the other parties hereto. Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, telecopy, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section 13.2.

13.3. Indemnification; Survival. The Company shall indemnify, save and hold harmless each Purchaser, its directors, officers, employees, partners, representatives and agents

(each, a “Purchaser Indemnified Party”) from and against (and shall promptly reimburse such indemnified persons for) any and all liability, loss, cost, damage, reasonable attorneys’ and accountants’ fees and expenses, court costs and all other out-of-pocket expenses incurred (collectively, “Losses”) in connection with or arising from claims, actions, suits, proceedings or similar claims by any person or entity (other than any Purchaser Indemnified Party) associated, arising out of or relating to (i) the execution, delivery and performance of this Agreement, any of the other Transaction Documents or the Certificate of Designation, (ii) the transactions contemplated hereby or thereby, (iii) the ownership by the Purchaser of the Securities or (iv) the rights of the Purchaser to elect directors to the Company’s Board. This indemnification provision shall be in addition to the rights of the Purchaser to bring an action against the Company for breach of any term of this Agreement, the other Transaction Documents or the Certificate of Designation.

13.4. No Waivers. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

13.5. Successors and Assigns. All the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective parties hereto, the successors and permitted assigns of the Purchaser and the successors of the Company, whether so expressed or not.

13.6. Headings. The headings of the Sections and paragraphs of this Agreement have been inserted for convenience of reference only and do not constitute a part of this Agreement.

13.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflict of law principles.

13.8. Fees and Expenses. Each party shall pay all of its own costs and expenses relating to this Agreement and the consummation of the transactions contemplated hereby.

13.9. Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in the State of New York, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 13.2 shall be deemed effective service of process on such party.

13.10. Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, THE PURCHASER AND THE COMPANY HEREBY WAIVE, AND COVENANT THAT NEITHER THE COMPANY NOR THE PURCHASER WILL ASSERT, ANY RIGHT TO TRIAL BY JURY ON ANY ISSUE IN ANY PROCEEDING, WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE, IN RESPECT OF ANY ISSUE, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY OTHER AGREEMENT OR THE SUBJECT MATTER HEREOF OR THEREOF OR IN ANY WAY CONNECTED WITH, RELATED OR INCIDENTAL TO THE DEALINGS OF THE PURCHASER AND THE COMPANY HEREUNDER OR THEREUNDER, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING AND WHETHER IN TORT OR CONTRACT OR OTHERWISE. The Company acknowledges that it has been informed by the Purchaser that the provisions of this Section 13.10 constitute a material inducement upon which the Purchaser is relying and will rely in entering into this Agreement. The Purchaser or the Company may file an original counterpart or a copy of this Section 13.10 with any court as written evidence of the consent of the Purchaser and the Company to the waiver of the right to trial by jury.

13.11. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

13.12. Entire Agreement. The Certificate of Designation and the Transaction Documents contain the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and such agreements supersede and replace all other prior agreements, written or oral, among the parties hereto with respect to the subject matter hereof and thereof.

13.13. Severability. If any provision of this Agreement shall be found by any court of competent jurisdiction to be invalid or unenforceable, the parties hereby waive such provision to the extent that it is found to be invalid or unenforceable. Such provision shall, to the maximum extent allowable by law, be modified by such court so that it becomes enforceable, and, as modified, shall be enforced as any other provision hereof, all the other provisions hereof continuing in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

THE COMPANY

EDGAR ONLINE, INC.

By:	/s/ Philip D. Moyer
Name:	Philip D. Moyer
Title:	President and Chief Executive Officer

Signature Page to Series C Preferred Stock Purchase Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the day and year first above written.

THE PURCHASERS

DRAPER FISHER JURVETSON FUND VIII., L.P.

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Director

DRAPER FISHER JURVETSON PARTNERS VIII, LLC

By:	/s/ John Fisher
Name:	John Fisher
Title:	Managing Member

DRAPER ASSOCIATES, L.P.

By:	/s/ Timothy C. Draper
Name:	Timothy C. Draper
Title:	General Partner

Signature Page to Series C Preferred Stock Purchase Agreement

SCHEDULE I

Purchaser	Shares Purchased	Consideration
Draper Fisher Jurvetson Fund VIII, L.P.	11,373.3	$1,800,000.00
Draper Fisher Jurvetson Partners VIII, LLC	252.74	$40,000.00
Draper Associates L.P.	1,010.96	$160,000.00

EXHIBIT A

CERTIFICATE OF DESIGNATION